UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Net Element, Inc.

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NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

_______________________________________

Notice of Annual Meeting of Shareholders

to be held on December 1, 2020

_______________________________________

To Our Shareholders:

The 2020 annual meeting of shareholders of Net Element, Inc. (the “Company”) will be held on December 1, 2020, 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, for the following purposes:

1.	To elect four directors of the Company, three of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2021.

2.

To approve an amendment to the Corporation’s 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) available for issuance thereunder by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock.

3.

To approve the issuance by the Company of 119,361 restricted shares of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

4.

To approve the issuance by the Company of 12,287 restricted shares of Common Stock to the Company’s Chief Legal Officer, Steven Wolberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

5.

To approve the issuance by the Company of 4,824 restricted shares of Common Stock to the Company’s Chief Financial Officer, Jeffrey Ginsberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

6.

To approve the issuance by the Company of 3,909 restricted shares of Common Stock to the Company’s Chief Technology Officer, Andrey Krotov as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

7.

To approve the issuance by the Company of 13,107 restricted shares of Common Stock to President of Unified Payments, the Company’s subsidiary, Vlad Sadovskiy as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

8.

To approve the issuance by the Company of 8,730 restricted shares of Common Stock to the Company’s in-house counsel in Russia, Asaph Panarin as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

9.	To ratify the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

10.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

11.	To hold an advisory vote on the frequency of advisory votes on the compensation of the Company's named executive officers.

12.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board of Directors has fixed October 12, 2020 as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof.

If you elected to receive our annual report and proxy statement electronically over the Internet you will not receive a paper proxy card. The annual report and proxy statement are available at https://www.cstproxy.com/netelement/2020.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by electronic access, phone or mail.

By Order of the Board of Directors.

Oleg Firer
Chief Executive Officer

North Miami Beach, Florida

       October 13, 2020

NET ELEMENT, INC.

3363 NE 163rd Street, Suite 705

North Miami Beach, Florida 33160

PROXY STATEMENT

INTRODUCTION

General

Net Element, Inc. (the "Company," "we," "us," or "our") is a Delaware corporation with its principal executive offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. The Company's telephone number is (305) 507-8808. Unless you elected to receive printed copies of the proxy materials in prior years, you will receive a Notice of Internet Availability of Proxy Materials by mail (the “Internet Notice”). The Internet Notice will tell you how to access and review the proxy materials. If you received an Internet Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions included on the Internet Notice. The Internet Notice is first being sent to shareholders on or about October 22, 2020. The proxy statement and the form of proxy relating to the annual meeting are first being made available to shareholders on or about October 22, 2020.

The 2020 annual meeting of shareholders will be held on December 1, 2020, at 11:00 am, local time, at the Company’s offices located at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160.

We are paying the cost of this solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail, facsimile or other means by our officers or regular employees, without paying them any additional compensation or remuneration. Arrangements have also been made with brokers, dealers, banks, voting trustees and other custodians, nominees and fiduciaries to forward proxy materials and annual reports to the beneficial owners of the shares held of record by such persons, and we will, upon request, reimburse them for their reasonable expenses in so doing.

A copy of our annual report for the fiscal year ended December 31, 2019 (which includes our audited financial statements for the two fiscal years ended December 31, 2019) is accessible via the Internet at our web site (http://www.netelement.com), and copies of the annual report will be provided to any shareholder promptly upon request. Such annual report is not, however, incorporated into this proxy statement and it is not to be deemed a part of the proxy soliciting material.

Purpose of the Annual Meeting

The following matters are being submitted for a vote at the annual meeting

1.	To elect four directors of the Company, three of whom shall be independent directors as defined by applicable rules, to serve for a one-year term expiring in 2021.

2.

To approve an amendment to the Corporation’s 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) available for issuance thereunder by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock.

3.

To approve the issuance by the Company of 119,361 restricted shares of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

4.

To approve the issuance by the Company of 12,287 restricted shares of Common Stock to the Company’s Chief Legal Officer, Steven Wolberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

5.

To approve the issuance by the Company of 4,824 restricted shares of Common Stock to the Company’s Chief Financial Officer, Jeffrey Ginsberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

6.

To approve the issuance by the Company of 3,909 restricted shares of Common Stock to the Company’s Chief Technology Officer, Andrey Krotov as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

7.

To approve the issuance by the Company of 13,107 restricted shares of Common Stock to President of Unified Payments, the Company’s subsidiary, Vlad Sadovskiy as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

8.

To approve the issuance by the Company of 8,730 restricted shares of Common Stock to the Company’s in-house counsel in Russia, Asaph Panarin as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

9.	To ratify the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

10.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.

11.	To hold an advisory vote on the frequency of advisory votes on the compensation of the Company's named executive officers.

12.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Voting Procedures

Proxies in the form attached, if properly executed and received in time for voting and not revoked, will be voted as directed in accordance with the instructions on the form.

In voting by proxy with regard to the election of five directors to serve until the 2020 annual meeting of shareholders, shareholders may vote in favor of all nominees or withhold their votes as to all or any specific nominees. Please see Proposal 1 set forth later in this proxy statement.

In voting by proxy in regard to (i) the approval of an amendment to the Corporation’s 2013 Equity Incentive Plan, as amended, to increase the number of shares of the Common Stock available for issuance thereunder by 210,500 shares of Common Stock, (ii) the approval of the issuance of 119,361 restricted shares of Common Stock to Oleg Firer as a performance bonus, (iii) the approval of the issuance of 12,287 restricted shares of Common Stock to Steven Wolberg as a performance bonus, (iv) the approval of the issuance of 4,824 restricted shares of Common Stock to Jeffrey Ginsberg as a performance bonus, (v) the approval of the issuance of 3,909 restricted shares of Common Stock to Andrey Krotov as a performance bonus, (vi) the approval of the issuance of 13,107 restricted shares of Common Stock to Vlad Sadovskiy as a performance bonus, (vii) the approval of the issuance of 8,730 restricted shares of Common Stock to Asaph Panarin as a performance bonus, (viii) the ratification of the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, (ix) the approval of the compensation of the Company’s named executive officers, and (x) the approval on the frequency of advisory votes on the compensation of the Company's named executive officers, shareholders may vote for or against or abstain from voting. Please see Proposals 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 set forth later in this proxy statement.

Any properly executed and timely received proxy not so directing or instructing to the contrary will be voted (i) FOR each of the Company's director nominees, (ii) FOR approval of an amendment to the Plan to increase the number of shares of the Common Stock available for issuance thereunder by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock, (iii) FOR the approval of the issuance of 119,361 restricted shares of Common Stock to Oleg Firer as a performance bonus, (iv) FOR the approval of the issuance of 12,287 restricted shares of Common Stock to Steven Wolberg as a performance bonus, (v) FOR the approval of the issuance of 4,824 restricted shares of Common Stock to Jeffery Ginsberg as a performance bonus, (vi) FOR the approval of the issuance of 3,909 restricted shares of Common Stock to Andrey Krotov as a performance bonus, (vii) FOR the approval of the issuance of 13,107 restricted shares of Common Stock to Vlad Sadovskiy as a performance bonus, (viii) FOR the approval of the issuance of 8,730 restricted shares of Common Stock to Asaph Panarin as a performance bonus, (ix) FOR ratification of the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, (x) FOR approval of the compensation of the Company’s named executive officers and (xi) FOR approval on the frequency of advisory votes on the compensation of the Company's named executive officers. Please see Proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11 set forth later in this proxy statement. Sending in a signed proxy will not affect a shareholder's right to attend the meeting and vote in person, since the proxy is revocable.

Any shareholder giving a proxy may revoke it at any time before it is voted at the annual meeting by, among other methods, giving notice of such revocation to the Secretary of the Company, attending the annual meeting and voting in person, or by duly executing and returning a proxy bearing a later date.

We know of no other matters to be presented for action at the annual meeting other than as mentioned. However, if any other matters properly come before the annual meeting in accordance with the bylaws of the Company, the holders of the proxies intend to vote in such manner as they decide in their sole discretion.

Voting Securities

At the close of business on October 12, 2020, the record date for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting, the Company’s outstanding voting securities consisted of 4,845,211 shares of Common Stock. Holders of Common Stock are entitled to one vote per share.

No Appraisal Rights

The Company’s shareholders do not have any “appraisal” or “dissenters’” rights in connection with any proposal.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors currently includes three nonemployee, independent members – Jon Najarian, John Roland and Todd Raarup. Each of Messrs. Najarian, Roland and Raarup is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as three out of the four members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Securities and Exchange Commission (the "Commission"). No director is considered independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Also, all members of the Board's audit committee, compensation committee and nominating and governance committee are independent directors.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial and accounting officer. A copy of our Code of Ethics and Business Conduct has been posted to the "Investors—Corporate Governance" section of our Internet website at http://www.netelement.com/. We will provide a copy of our Code of Ethics and Business Conduct to any person without charge, upon written request to our Secretary, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, fax number (305) 508-5497, e-mail address investors@netelement.com.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The table below contains information regarding the beneficial ownership of our Common Stock as of October 12, 2020 by (i) each person who is known to us to beneficially own more than 5% of our Common Stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and named executive officers as a group. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of our Common Stock that he, she or it beneficially owns. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Net Element, Inc., 3363 NE 163rd Street, Suite 705, North Miami Beach FL 33160.

Name and address of beneficial owner	Amount and nature of beneficial ownership (number of shares of Common Stock beneficially owned)		Percent of class (1)
Oleg Firer c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	432,888	(2)	8.93%
Steven Wolberg c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	168,000	(3)	3.40%
Jeffrey Ginsberg c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	23,355		0.48%
Jon Najarian c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	18,223		0.38%
John Roland c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	417		0.01%
Todd Raarup c/o Net Element, Inc. 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160	471		0.01%
Esousa Holdings LLC 211 East 43rd Street, Suite 402 New York, NY 10017		(4)	(4)

All directors and executive officers as a group (6 persons)	643,300		13.20%

(1)

Applicable percentage ownership is based on 4,845,211 shares of Common Stock outstanding as of October 12, 2020 together with securities exercisable or convertible into shares of Common Stock within 60 days of October 12, 2020 for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)

Mr. Firer is deemed to have beneficial ownership of 461,460 shares of Common Stock consisting of (1) 365,576 restricted shares of Common Stock held directly by Mr. Firer, and (2) as the sole member of Star Equities, LLC, Mr. Firer can be deemed to beneficially own 95,883 restricted shares of Common Stock and shares of Common Stock issuable upon exercise of the certain options of Common Stock beneficially owned by Star Equities, LLC. Mr. Firer has (a) sole voting power and sole dispositive power with respect to 365,576 restricted shares of Common Stock and (b) shared voting power and shared dispositive power with respect to the above-described shares beneficially owned by Star Equities.

(3)

The shares held directly by Steven Wolberg include 107,286 shares of Common Stock issuable upon exercise of certain options to purchase Common Stock granted to Mr. Wolberg as part of the Company’s incentive compensation awards.

(4)	All information regarding shares that may be beneficially owned by Esousa Holdings LLC is based on information disclosed in a Schedule 13G filed by Esousa Holdings LLC with the Commission. As more fully described in such Schedule 13G, Esousa Holdings LLC beneficially owns 350,553 shares of Common Stock, 404,676 shares of Common Stock issuable upon exercise of the purchase warrants and 323,907 shares of Common Stock issuable upon exercise of the pre-funded warrants, each issued to Esousa Holdings LLC pursuant to the Unit Purchase Agreement between Esousa Holdings LLC and the Company on December 29, 2017. As described in item 4 of such Schedule 13G, the purchase warrants and the pre-funded Warrants are each subject to a 9.99% blocker, and the percentage set forth in row (11) of such Schedule 13G gives effect to such blockers. However, as more fully described in Item 4 of such Schedule 13G, the securities reported in rows (5), (7) and (9) of such Schedule 13G show the number of shares of Common Stock that would be issuable upon full exercise of such reported securities and do not give effect to such blockers. Therefore, the actual number of shares of Common Stock beneficially owned by Esousa Holdings LLC, after giving effect to such blockers, is less than the number of securities reported in rows (5), (7) and (9) of such Schedule 13G.

DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of the Company and their respective ages, and positions with the Company and certain business experience as of October 12, 2020 are set forth below. There are no family relationships among any of the directors or executive officers.

There are no material legal proceedings to which any director or executive officer of the Company, or any associate of any director or executive officer of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Name	Age	Position
Oleg Firer	42	Chief Executive Officer & Director
Steven Wolberg	60	Chief Legal Officer & Secretary
Jeffrey Ginsberg	54	Chief Financial Officer
Jon Najarian	62	Director
John Roland	78	Director
Todd Raarup	54	Director

Each of our directors will hold office until our next annual meeting of shareholders at which directors are elected or until his successor is duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

Oleg Firer, Chief Executive Officer and Director. Mr. Firer has served as Chief Executive Officer and a director of the Company since April 16, 2013. Previously, Mr. Firer served as Executive Chairman of Unified Payments, LLC from January 2011 until its acquisition by the Company’s subsidiary, TOT Group, Inc., on April 16, 2013. From July 2004 until December 2012, Mr. Firer served as President, Chief Executive Officer and Secretary (and from May 2006 until December 2012 as Treasurer and from May 2008 until December 2012 as Chief Financial Officer) of Acies Corporation, a provider of payment processing solutions to small and medium size merchants across the United States. Mr. Firer also served as a director of Acies Corporation from May 2005 until December 2012. Mr. Firer served as the President of GM Merchant Solution, Inc. (from August 2002) and Managing Partner of GMS Worldwide, LLC (from August 2003) until their assets were acquired by Acies Corporation in June 2004. From November 2002 to December 2003, Mr. Firer served as the Chief Operating Officer of Digital Wireless Universe, Inc. From December 2001 to November 2002, Mr. Firer served as the Managing Partner of CELLCELLCELL, LLC. From March 1998 to December 2001, Mr. Firer served as Vice President of SpeedUS Corp. Mr. Firer studied Computer Science at New York Technical College from 1993 to 1995. Mr. Firer currently serves as a member of Star Capital Management, LLC and Star Equities, LLC, Florida-based investment group. In addition, Mr. Firer serves as a board member of InList, RealConnex as well as a member of the Advisory Board of the E2Exchange, the Institute of Entrepreneurs and several non-for-profit organizations. Mr. Firer holds a diplomatic rank of the Extraordinary and Plenipotentiary Ambassador. The Company believes that Mr. Firer’s leadership roles in various payment processing companies make him qualified to serve as a director of the Company.

Steven Wolberg, Chief Legal Officer and Secretary. Mr. Wolberg has been Chief Legal Officer and Secretary of the Company since April 16, 2013. Previously, Mr. Wolberg served in various capacities with Acies Corporation from approximately January 2009 until December 2012, including as a consultant from approximately January 2009 until October 2009, as a director from October 30, 2009 until December 2012 and as Chief Strategy Officer from March 1, 2010 until December 2012. Mr. Wolberg currently operates a solo law practice in Newton, Massachusetts, Attorney Steven Wolberg, which he has operated since January 1997. Mr. Wolberg served as Chief Counsel and Vice President of Corporate Development for Mascot Networks in Cambridge, Massachusetts from January 2000 to September 2001. Since September 1996, Mr. Wolberg has served as president of Oakland Properties, Inc., a real estate development company. From February 1993 to December 1994, Mr. Wolberg served as an attorney in the real estate and corporate divisions of Brown and Rudnick in Boston, Massachusetts. From March 1988 to November 1991, Mr. Wolberg was a partner with the law firm of Jordaan and Wolberg in Johannesburg, South Africa. From January 1986 to February 1988, Mr. Wolberg was employed as an attorney with Goodman and North in Johannesburg, South Africa. Mr. Wolberg also currently owns and serves as the Managing Member of Prime Portfolios, LLC, which holds a private investment portfolio of merchants, receiving payment processing services. Mr. Wolberg received his Bachelor of Arts from the University of Witwatersrand in Johannesburg, South Africa, his Bachelors of Laws from the University of Witwatersrand, in Johannesburg, South Africa, and his Juris Doctorate from the New England School of Law in Boston, Massachusetts. Mr. Wolberg is a member of the Massachusetts Bar Association.

Jeffrey Ginsberg, Chief Financial Officer. Jeffrey Ginsberg has been Chief Financial Officer of the Company since July 9, 2018. From since April 16, 2013 to July 9, 2018, Mr. Ginsberg was a Vice President of Finance and Controller of the Company, responsible for financial operations management, maintenance of accounting records and maintenance of consolidated financial statements for the Company and its subsidiaries. Prior to his employment with the Company, Mr. Ginsberg was a Vice President of Finance and Controller of Unified Payments from June 2011 until acquisition by the Company in April 2013. Prior to Unified Payments, Mr. Ginsberg was a Partner at Strombeck Consulting CPA from December 2009 to April 2013. He is a graduate of Queens College with a Bachelors of Arts degree in Accounting.

Jon Najarian, Director. Mr. Najarian has been a director of the Company since March 8, 2018. Mr. Najarian is an accomplished financial industry veteran with more than 37 years of financial and capital markets industry experience. Mr. Najarian is also well-versed in cryptocurrency and blockchain technologies. Mr. Najarian is a professional investor, money manager and media analyst. He is a co-founder of Investitue, LLC, the industry leading options education firm, which recently launched “Crypto Basics,” a new educational course that covers the basics of cryptocurrency, blockchain technology, altcoins and Initial Coin Offerings (ICOs). He is also a host of the International ICO Channel, a part of CoinBoost, whose goal is to bridge the divide between blockchain and mainstream media by offering distribution to traditional financial media outlets. In 2016, Mr. Najarian and his brother Pete co-founded Najarian Advisors, a company advising institutional investors on options strategies. The brothers invest in and work with start-ups via Rebellion Partners, a venture consulting firm they launched in 2015. Mr. Najarian is a cast member of CNBC’s “Halftime Report” and the “Fast Money” show. He is also the feature of the “DRJ Report” on CBOE-TV popular webcast. Mr. Najarian was a linebacker for the Chicago Bears before he focused his attention to trading on the Chicago Board Options Exchange (“CBOE”). He became a member of the CBOE, NYSE, CME and CBOT and worked as a floor trader for 25 years. In 1990, he founded Mercury Trading, a market-making firm at the CBOE, which he sold in 2004 to Citadel, one of the world’s largest hedge funds. In 2005, Mr. Najarian co-founded optionMONSTER and tradeMONSTER and negotiated a partnership with General Atlantic Partners in 2014 resulting ultimately in a sale to E*Trade for $750 million in September of 2016. Mr. Najarian developed and patented trading applications and algorithms used to identify unusual activity in stock, options, futures and cryptocurrency markets. optionMONSTER, an options news and education site, was described by Securities Industry News as “content king of the options business.” Mr. Najarian is a graduate of Gustavus Adolphus College with a BA degree. We believe that Mr. Najarian’s experience in the financial and capital markets industry provides him with the necessary skills to be qualified to serve as a director of the Company.

John Roland, Director. Mr. Roland has been a director of the Company since July 10, 2020. Mr. Roland is an accomplished broadcast media professional, news presenter and reporter. Since January 2009, John has been an independent media and public relations consultant. Since October 2013, he has also served as a Media Consultant for John Roland Entertainment. From December 1969 to August 2002, John was a news anchor for Fox 5 (WNYW-TV New York). From July1967 to November 1969, he was a Staff Reporter for KTTV (Los Angeles). In his early years with WNEW/WNYW, he was a political reporter and weekend presenter for The 10 O'Clock News. John earned his B.A. in Journalism degree from California State University at Long Beach in 1964. He has appeared in several films, credited as a television anchor and himself once. Roland played television anchors in Hero at Large (1980), Eyewitness (1981) and The Object of My Affection (1998). He played himself in The Scout (1994). He played himself in three documentaries produced by filmmaker Dennis Michael Lynch, King of the Hamptons (2011) and 2012: They Come to America, The Cost of Illegal Immigration and 2013: They Come to America 2: The Cost of Amnesty.

Todd Raarup, Director. Mr. Raarup has been a director of the Company since July 23, 2020. Mr. Raarup is an accomplished financial industry veteran. Mr. Raarup is currently the CEO of Najarian Advisors, a registered investment advisor he co-founded in 2017. From 2013, Mr. Raarup has been serving as President of Symmetric Systems LLC. Prior to founding Najarian Advisors, Mr. Raarup held a series of senior management roles at Citigroup Global Equities and Knight Trading Group. From 2005 to 2012 he was Global Head of Trading Analytics and Technology Strategy and Co-Head of Derivative Execution Services at Citigroup Global Equities, which provided market access products to institutional and broker-dealer customers. From 2000-2004, Mr. Raarup was Head of Knight Execution Partners and Head of Options Floor Trading at Knight Trading Group prior to that. From 1995 to 1999 he traded listed options for Arbitrade LLC, both on the CBOE trading floor and in London. He started his career as a CBOE floor trader for Mercury Trading from 1990 to 1994. Mr. Raarup graduated in 1994 from the University of Chicago Booth School of Business with an MBA in Analytical Finance and Econometrics. Mr. Raarup received his B.A. degree in Economics and Religious Studies from Gustavus Adolphus College.

Board Leadership Structure

The Board does not currently have a policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate. The same individual currently separately serves as Chairman of the Board and Chief Executive Officer of the Company. The Board believes that it should be free to decide from time to time in any manner that is in the best interests of the Company and its shareholders whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate.

Risk Oversight Functions

The Board, in fulfilling its oversight role, focuses on the adequacy of our enterprise-wide risk management policies and procedures. The audit committee has been designated to take the lead in overseeing risk management at the Board level. The audit committee is responsible for discussing guidelines and policies to govern the processes by which risk assessment and management is undertaken and handled, and discussing with management the Company's major financial risk exposures and the steps management takes to monitor and control such exposures. Although the Board's primary risk oversight has been assigned to the audit committee, the full Board also receives information about the most significant risks that the Company faces.

Board Meetings and Committees of the Board

The Board of Directors held four meetings during the fiscal year ended December 31, 2019. All directors attended 75% or more of the aggregate of the total number of the meetings of the Board of Directors in 2019 and the total number of meetings held by all committees of the Board of Directors on which such directors served in 2018. The Board currently includes three nonemployee, independent members –Jon Najarian, John Roland and Todd Raarup. Each of Messrs. Najarian, Roland and Raarup is an "independent director" as defined under NASDAQ Listing Rule 5605(a)(2). A majority of our Board members are independent directors, as three out of the four members of the Board qualify as independent under the NASDAQ listing standards and the rules of the Commission.

On November 26, 2012, the Board established its audit committee, compensation committee and nominating and governance committee, the composition and responsibilities of which are described below. Each committee operates pursuant to a written charter, which is reviewed each year. All committee charters are available in the "About Us—Corporate Governance" section of our Internet website at http://www.netelement.com/. The audit committee held four meetings during the fiscal year ended December 31, 2019. The compensation committee acted by unanimous written consent in lieu of a meeting three times during the fiscal year ended December 31, 2019. The nominating and governance committee held two meeting during the fiscal year ended December 31, 2019.

The Board has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is currently comprised of Jon Najarian (audit committee chairman), John Roland and Todd Raarup. The audit committee's responsibilities and other matters related to the audit committee are discussed below under "Audit Committee Report."

Messrs. Najarian and Raarup serve on the compensation committee of the Board of Directors. The Board has adopted a written compensation committee charter, which is reviewed each year. The compensation committee is responsible for determining, or recommending to the Board for determination, the compensation of the executive officers and directors of the Company.

Messrs. Najarian and Raarup serve on the nominating and governance committee of the Board of Directors. The nominating and governance committee's responsibilities and other matters related to the nominating and governance committee are discussed below under "Director Nominations."

Director Nominations

The nominating and governance committee of the Board operates pursuant to a written charter, which is reviewed each year. The nominating and governance committee is responsible for the identification of individuals qualified to become members of the Board, the selection or recommendation of the director nominees for annual meetings of shareholders, the selection of director candidates to fill any vacancies on the Board, recommendation of corporate governance principles and related responsibilities. Criteria considered by the nominating and governance committee in identifying and evaluating director nominees include experience in corporate governance, experience in, or relationships within, the Company's industries, academic or professional expertise, reputation for high moral and ethical standards, business and professional standing that will add to the Board's stature, business experience, skills and time availability, and the diversity of the skills, background and experience of Board members as a whole. In addition, it is a primary objective of the nominating and governance committee to assure that the Board and its committees satisfy the independence requirements of NASDAQ and any other applicable self-regulatory or regulatory requirements. The nominating and governance committee's policy with regard to the consideration of diversity in identifying director nominees requires the committee to consider the diversity of the skills, background and experience of Board members as a whole as one of many other criteria that may be considered in recommending candidates for election or appointment to the Board; however, this policy does not require that the composition of the Board be diverse in any manner or that persons identified as director nominees must promote or enhance the diversity of the Board.

The nominating and governance committee will consider director candidates recommended by shareholders and will evaluate such candidates on the same basis as candidates recommended by other sources. Shareholder recommendations must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. In order to ensure review and consideration of any shareholder's recommendation, the notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date. The Secretary will present such recommendations to the nominating and governance committee. The nominating and governance committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties.

In 2019, the Company did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. Although the Company is not currently paying a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, the Company may engage a third-party search firm in the future.

Executive Compensation

The following table further summarizes the compensation paid to the Company's non-employee directors for service as a director during 2019:

Director Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
Howard Ash, former director	$47,500	$43,311	$90,811
Drew Freeman, former director	16,875	36,416	53,291
Jonathan Fichman, former director	12,500	37,021	49,521
Jon Najarian	12,500	30,731	43,231
John J. Wiegand, former director	-	-	-

The following table sets forth information for the fiscal years ended December 31, 2019 and 2018 with respect to all compensation paid to or earned by each of our “named executive officers” (as defined by Item 402(m)(2) of the Regulation S-K).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Oleg Firer, Chairman and Chief Executive Officer of Net Element	2019	300,000	600,000	505,964	-	56,348	(3)	1,462,312
	2018	300,000	600,000	-	-	55,868		955,868
Steven Wolberg, Chief Legal Officer and Secretary of Net Element	2019	230,000	-	140,789	471,750	256		842,795
	2018	230,000	-	-	-	11,734		241,734
Jeffrey Ginsberg, Chief Financial Officer of Net Element (2)	2019	135,000			31,450	12,878		179,328
	2018	123,500	-	-	-	7,589		131,089

(1) The amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair value for each award was determined based on the date approved by the Compensation Committee of the Board of Directors and by the closing stock price on such date.

(2) Mr. Ginsberg began serving as the Company's Chief Financial Officer effective July 9, 2018.

(3) This amount is primarily for automobile reimbursement expense in connection with his employment agreement.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards at the end of the Company’s fiscal year 2019 for the “named executive officers”:

	OPTION AWARDS					SHARE AWARDS
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option Expiration Date	Number of shares or units of stock that have not vested(#)	Market value of shares of units of stock that have not vested($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Steven Wolberg	2,000	-	-	24.00	October 3, 2025	-	-	-	-
Steven Wolberg	13,714	-	-	21.20	June 13, 2026	-	-	-	-
Steven Wolberg	12,000	-	-	8.10	February 28, 2027	-	-	-	-
Steven Wolberg	75,000	-	-	6.29	April 10, 2029	-	-	-	-
Jeffrey Ginsberg	966	-	-	13.40	December 10, 2024	-	-	-	-
Jeffrey Ginsberg	1,006	-	-	21.20	June 13, 2026	-	-	-	-
Jeffrey Ginsberg	4,000	-	-	24.00	December 3, 2025	-	-	-	-
Jeffrey Ginsberg	5,000	-	-	6.29	April 10, 2029	-	-	-	-

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Directors, officers and greater than ten percent stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, the following persons have failed to file on a timely basis the identified reports required by Section 16(a) of the Exchange Act during the most recent fiscal year:

Name and Relationship	Number of late reports	Transactions not timely reported	Known failures to file a required form
Jon Najarian, Director	1	1	-

Equity Compensation Plan Table

The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	154,005	$10.73	172,436
Equity compensation plans not approved by stockholders	-	-	-
Total	154,005	$10.73	172,436

Certain Relationships and Related Transactions

Since the beginning of fiscal 2018, the Company did not have any transactions to which it has been a participant that involved amounts that exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s directors, executive officers or any other “related person” as defined in Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, other than:

At December 31, 2019 and 2018, we had accrued expenses of approximately $126,000 and $388,000, respectively, which consisted primarily of various travel, professional fees, and other expenses paid and charged for by our CEO on his personal credit cards. This is reflected as due to related party on the accompanying consolidated balance sheets.

Audit Committee Report

The audit committee of the Board consists of theree non-employee directors, Jon Najarian (audit committee chairman), John Roland and Todd Raarup. The audit committee operates under a written charter, which is reviewed each year and is available in the "Investors—Corporate Governance" section of our Internet website at http://www.netelement.com/. The Board of Directors has determined that Jon Najarian is financially sophisticated as described in NASDAQ Listing Rule 5605(c)(2) and qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. We believe that the audit committee's current member composition satisfies the rules of NASDAQ that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Listing Rule 5605(a)(2).

The audit committee monitors and oversees the Company's accounting and financial reporting process on behalf of the Board, reviews the independence of its independent registered public accounting firm and is responsible for approving the engagement of its independent registered public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments and fees related to all of the foregoing, and also is responsible for reviewing the accounting principles used in financial reporting, internal financial auditing procedures, the adequacy of the internal control procedures and critical accounting policies.

Management is responsible for the Company's financial statements, systems of internal control and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board and issuing reports thereon. The audit committee's responsibility is to monitor and oversee these processes.

The audit committee has implemented procedures to ensure that, during the course of each fiscal year, it devotes the attention it deems necessary or appropriate to fulfill its oversight responsibilities under the audit committee's charter. In this context, the audit committee discussed with Daszkal Bolton LLP the results of its audit of the Company's financial statements for the year ended December 31, 2019.

Specifically, the audit committee has reviewed and discussed with the Company's management the audited financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting. In addition, the audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and any other matters required to be discussed under generally accepted auditing standards. These discussions included the scope of the independent registered public accounting firm's responsibilities, significant accounting adjustments, any disagreement with management and a discussion of the quality (not just the acceptability) of accounting principles, reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The independent registered public accounting firm provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and the audit committee discussed with the independent registered public accounting firm that firm's independence. During fiscal year 2019, the Company retained its independent registered public accounting firm, Daszkal Bolton LLP, for the audit of the fiscal year 2019 financial statements and the reviews of the Company's 2019 quarterly reports on Form 10-Q.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited financial statements, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors.

Jon Najarian, Chairman

John Roland

Todd Raarup

PROPOSAL 1

ELECTION OF DIRECTORS

Four directors, which will constitute the entire Board, are to be elected at the annual meeting to hold office until the annual meeting of shareholders next succeeding their election and until their respective successors are elected and qualified or as otherwise provided in the bylaws of the Company. The Board has designated the persons listed below to be nominees for election as directors. Each of the nominees is currently serving as a director of the Company. Each of the nominees has consented to being named in the proxy statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unavailable for election. However, should any nominee become unavailable, the Board may designate a substitute nominee or authorize a lower number of directors. Each proxy will be voted for the election to the Board of all of the Board's nominees unless authority is withheld to vote for all or any of those nominees.

Name	Director Since
Oleg Firer	April 2013
John Roland	July 2020
Jon Najarian	March 2018
Todd Raarup	July 2020

For biographical and other information (including their principal occupation for at least the past five years) regarding the director nominees, see "DIRECTORS AND EXECUTIVE OFFICERS."

Required Vote

The nominees for director will be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the annual meeting and entitled to vote. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against any nominee for director. As a result, abstentions and broker non-votes have no effect on Proposal 1.

The Board recommends a vote FOR the election of each of the nominees listed above.

PROPOSAL 2

APPROVAL OF AMENDMENT TO 2013 EQUITY INCENTIVE PLAN TO (A) INCREASE SHARES AVAILABLE FOR AWARD BY 210,500 SHARES OF COMMON STOCK.

Background and Purpose

Our Board adopted the Net Element International, Inc. 2013 Equity Incentive Plan, (as subsequently amended, the "Plan"), and submitted it to our shareholders for their approval at the 2013 annual meeting. On December 5, 2013, our shareholders approved the Plan. On December 9, 2014, the shareholders of the Company approved an amendment to the Plan to increase the authorized shares to 91,214 shares. On June 13, 2016, the shareholders of the Company approved a further amendment to the Plan to, among other things, increase the authorized shares to 226,100 shares. On October 3, 2017, the shareholders of the Company approved a further amendment to the Plan to, among other things, increase the authorized shares to 594,100 shares. On November 27, 2018, the shareholders of the Company approved a further amendment to the Plan to, among other things, increase the authorized shares to 773,000 shares. On October 23, 2019, the shareholders of the Company approved a further amendment to the Plan to, among other things, increase the authorized shares to 950,000 shares. An aggregate of 950,000 shares of our common stock was reserved for issuance under the Plan. Since the adoption of the Plan, 950,000 shares have been issued upon grants under the Plan (reflects (i) rescission of 15,960 shares; and (ii) forfeiture of 21,937 shares which, per the terms of the Plan, became available for subsequent awards under the Plan). The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan.

Our Board has unanimously adopted and is submitting for shareholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the Plan by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock. Such amendment will enable the Company to make grants under the Plan to directors, employees (including officers), independent contractors, and other persons who provide services to us. A copy of the proposed Amendment to the Plan is attached as Appendix "A" hereto.

The principal provisions of the Plan, as amended, are summarized below. This summary is not a complete description of all of the Plan’s provisions and is qualified in its entirety by reference to the Plan, which is attached as Appendix “A” to our proxy statement filed with the SEC on November 4, 2013, as amended by that certain Amendment to the Plan attached as Appendix “B” to our proxy statement filed with the SEC on October 31, 2014, by that certain Amendment to the Plan attached as Appendix “B” to our proxy statement filed with the SEC on April 25, 2016, by that certain Amendment to the Plan attached as Appendix “B” to our proxy statement filed with the SEC on August 10, 2017, by that certain Amendment to the Plan attached as Appendix “A” to our proxy statement filed with the SEC on October 10, 2018 and by that certain Amendment to the Plan attached as Appendix “A” to our proxy statement filed with the SEC on September 4, 2019. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the Plan.

DESCRIPTION OF THE PLAN

Purpose of the Plan

The purpose of the Plan is to encourage and enable employees, independent contractors and directors of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock and other rights with respect to the Company's Common Stock. Such ownership is intended to provide such employees, independent contractors and directors with a more direct stake in the future welfare of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Form of Awards

Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) non-qualified stock options ("Non-Qualified Stock Options") (unless otherwise indicated, references to "Options" include both Incentive Stock Options and Non-Qualified Stock Options); (iii) stock appreciation rights ("Stock Appreciation Rights"), which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock that are restricted ("Restricted Shares"); (v) units representing shares of Common Stock ("Performance Shares"); (vi) units that do not represent shares of Common Stock but which may be paid in the form of Common Stock ("Performance Units"); and (vii) shares of Common Stock that are not subject to any conditions to vesting ("Unrestricted Shares").

Maximum Shares Available

The current maximum aggregate number of shares of Common Stock available for award under the Plan is 950,000, of which 950,000 shares have been issued upon a grant under the Plan (reflects (i) rescission of 15,960 shares; and (ii) forfeiture of 21,937 shares which, per the terms of the Plan, became available for subsequent awards under the Plan), subject to adjustment as provided for in the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of Stock Appreciation Rights) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares will be available for subsequent awards under the Plan.

Administration of the Plan

The Plan will be administered by the compensation committee. The compensation committee will have the power and authority to, among other things: (i) grant Options and determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) designate Options as Incentive Stock Options or Non-Qualified Stock Options and determine which Options, if any, will be accompanied by Tandem Stock Appreciation Rights; (iii) grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and determine the terms and conditions of such rights; (iv) grant Restricted Shares and determine the terms of the restricted period and other conditions and restrictions applicable to such shares; (v) grant Performance Shares and Performance Units and determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) grant Unrestricted Shares; and (vii) determine the employees, independent contractors and directors to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares will be granted.

Eligibility to Participate in the Plan

Awards may be made to all employees, independent contractors (including persons other than individuals) and directors of the Company or any of its subsidiaries. In determining the employees, independent contractors and directors to whom awards will be granted and the number to be covered by each award, the compensation committee will take into account the nature of the services rendered by such employees, independent contractors and directors, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the compensation committee deems relevant.

Stock Options

Options may be granted under the Plan for the purchase of shares of Common Stock. The compensation committee may designate Options as either Incentive Stock Options or Non-Qualified Stock Options. No grant of an Incentive Stock Option will be made under the Plan more than ten years after the date the Plan is approved by the shareholders of the Company.

The term of each Option granted will be determined by the compensation committee. However, no Incentive Stock Option will be exercisable after ten years from the date it is granted, or in the case of an Incentive Stock Option granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company or of a subsidiary (a "10% Shareholder"), five years from the date it is granted. Options may require the satisfaction of corporate or individual performance objectives and other vesting standards as the compensation committee from time to time determines.

The purchase price per share under each Option will be specified by the compensation committee, but in no event will it be less than 100% of the market price per share of Common Stock on the date the Option is granted. In the case of an Incentive Stock Option granted to a 10% Shareholder, the purchase price per share must not be less than 110% of the market price of the Common Stock on the date of grant. In the case of Incentive Stock Options, the aggregate market price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year under all plans of the Company and any subsidiary may not exceed $100,000. Solely for the purposes of determining whether shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the Plan is 950,000 shares of Common Stock, subject to adjustment provided as provided in the Plan.

Options may be exercised in whole or in part. Payment of the purchase price upon the exercise of Options must be made in cash or, in the discretion of the compensation committee, (i) through the delivery of shares of Common Stock already owned by the optionee, (ii) having the Company withhold from shares of Common Stock otherwise deliverable to the optionee or (iii) a combination of any of the foregoing.

Stock Appreciation Rights

Tandem Stock Appreciation Rights may be awarded by the compensation committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Tandem Stock Appreciation Rights will entitle the recipient to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date the Tandem Stock Appreciation Rights are exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered.

Nontandem Stock Appreciation Rights may also be granted by the compensation committee at any time. At the time of the grant of Nontandem Stock Appreciation Rights, the compensation committee will specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be issued. The base price of any Nontandem Stock Appreciation Rights may not be less than 100% of the market price of a share of Common Stock on the date of grant. The exercise of Nontandem Stock Appreciation Rights will entitle the recipient to receive from the Company that number of shares of Common Stock having an aggregate market price equal to (A) the excess of (i) the market price of one share of Common Stock as of the date on which the Nontandem Stock Appreciation Rights are exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Rights, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Rights, or the portion thereof being exercised.

Tandem Stock Appreciation Rights may be exercisable only to the extent that the related Option is exercisable and will be exercisable only for such period as the compensation committee determines, which may expire prior to the expiration of the related Option. Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option will be cancelled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon the exercise of Tandem Stock Appreciation Rights will not be available for subsequent awards under the Plan. Nontandem Stock Appreciation Rights will be exercisable during such period as the compensation committee determines.

The compensation committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of Stock Appreciation Rights by payment of cash in lieu of all or part of shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the market price of such shares on the date of exercise.

Effect of Change of Control on Options and Stock Appreciation Rights

If so determined by the compensation committee at the time of grant or thereafter, any Options or Stock Appreciation Rights may provide that they will become immediately exercisable with respect to all of the shares subject to such Options or Stock Appreciation Rights: (a) immediately prior to (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (b) immediately prior to the expiration of (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) any tender offer or exchange offer for shares of Common Stock of the Company in which all holders of Common Stock are entitled to participate, and (c) immediately after the first date on which a majority of the directors elected by shareholders to the Board are persons who were not nominated by management in the most recent proxy statement of the Company.

Restricted Shares

The compensation committee may from time to time cause the Company to grant Restricted Shares under the Plan to employees, independent contractors and directors. At the time a grant of Restricted Shares is made, the compensation committee will establish a period of time (the "Restricted Period") applicable to such Restricted Shares. The compensation committee may, in its discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, in respect of all or any portion of the Restricted Shares. The compensation committee may also, in its discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. Holders of Restricted Shares will have the right to vote the shares; however, holders of Restricted Shares will not have the right to receive any dividends of cash or property with respect to the shares; provided, that the holders of Restricted Shares will be entitled to receive any rights distributed to all holders of Common Stock pursuant to a rights offering by the Company ("Rights Offering") and any shares distributed in connection with a stock split or stock distribution to all holders of Common Stock.

Unless otherwise provided in a written agreement pursuant to the Plan, any Restricted Shares granted to an employee, independent contractor or director will be forfeited if the employee terminates employment or the independent contractor or director terminates service with the Company or its subsidiaries prior to the expiration of the Restricted Period and the satisfaction of any other conditions applicable to the Restricted Shares. Upon forfeiture, the Restricted Shares that are forfeited will be available for subsequent awards under the Plan. If the employee's, independent contractor's or director's employment or service terminates as a result of his or her disability or death, Restricted Shares of such employee, independent contractor or director will be forfeited, unless the compensation committee determines otherwise.

Performance Shares

Each Performance Share granted will be deemed to be equivalent to one share of Common Stock. Any Performance Shares granted will be credited to a performance share account maintained for the recipient. Performance Shares will vest over a period determined by the compensation committee.

With respect to each award of Performance Shares, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Shares that have been awarded to him or her. If the performance objectives are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the performance shares have vested. If the performance objectives are exceeded, the compensation committee may grant additional fully vested Performance Shares to the recipient. The compensation committee may also determine that Performance Shares awarded to a recipient will become partially or fully vested upon the recipient's disability or death, the occurrence of a change in control or termination of the recipient's employment or service prior to the end of the applicable performance period.

Following a determination that the performance objectives with respect to particular Performance Shares have been met, or at such later date as the compensation committee determines at the time of grant, the Company will pay to the recipient an amount with respect to each vested Performance Share equal to the market price of a share of Common Stock on the payment date or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the market price of a share of Common Stock on the payment date less (ii) the market price of a share of Common Stock on the date of grant of the Performance Share. Payment may be in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

Recipients of Performance Shares will not be entitled to voting rights or cash dividends or other distributions with respect to Common Stock. However, within 60 days from the date of payment of a cash dividend by the Company on the Common Stock, the compensation committee may credit a recipient's performance share account with additional Performance Shares having an aggregate market price equal to the cash dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the cash dividend was declared.

Performance Units

The award agreement covering Performance Units will specify a value for each Performance Unit or a formula for determining the value of each Performance Unit at the time of payment. With respect to each award of Performance Units, the compensation committee will specify performance objectives that must be satisfied in order for the recipient to vest in the Performance Units that have been awarded. If the performance objectives established for a recipient are partially but not fully met, the compensation committee may, nonetheless, in its discretion determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a performance period are exceeded, the compensation committee may grant additional fully vested Performance Units to the recipient. The compensation committee may adjust the Performance Objectives or the initial or ending value of any Performance Units to reflect extraordinary events, such as stock splits, recapitalizations, mergers, combinations, divestitures, spin-offs and the like. The compensation committee may also determine that Performance Units awarded to a recipient will become partially or fully vested upon the recipient's termination of employment or service due to disability, death or otherwise or upon the occurrence of a change in control.

If the performance objectives for a performance period have been exceeded, the compensation committee will determine whether additional Performance Units will be granted to the recipient. After such determination, or at such later date as the compensation committee determines at the time of the grant, the Company will pay to the recipient an amount with respect to each vested Performance Unit equal to the ending value of the Performance Unit or, if the compensation committee so specifies at the time of grant, an amount equal to (i) the ending value of the Performance Unit less (ii) the initial value of the Performance Unit. Payment may be made in cash, Common Stock (including Restricted Shares) or a combination of cash and Common Stock, as determined by the compensation committee.

Unrestricted Shares

The compensation committee may cause the Company to grant Unrestricted Shares to employees, independent contractors or directors at such times and in such amounts as the compensation committee determines. No payment will be required for Unrestricted Shares.

Assignment and Transfer

Options and Stock Appreciation Rights may not be transferred, assigned, pledged or hypothecated, except as provided by will or the applicable laws of descent and distribution. An Option or Stock Appreciation Rights may be exercised by the recipient only during his or her lifetime, or following his or her death in accordance with the terms of the Plan. Notwithstanding the foregoing, the compensation committee may, in its discretion, cause the written agreement relating to any Non-Qualified Stock Options or Stock Appreciation Rights granted under the Plan to provide that the recipient may transfer such Non-Qualified Stock Options or Stock Appreciation Rights, except that the compensation committee may not permit any transfers that would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Exchange Act or that would cause any recipient of awards under the Plan to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act or be subject to liability thereunder.

Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed during the restricted period relating to such shares or prior to the satisfaction of any other restrictions prescribed by the compensation committee. Performance Shares and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of at any time.

Modification of the Plan

The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares that may be issued under the Plan, (ii) materially increase the benefits accruing to employees, independent contractors or directors under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, will be subject to the approval of the Company's shareholders, except that any such increase or modifications that may result from adjustments authorized by the Plan, including in connection with a change in capitalization, will not require shareholder approval. If the Plan is terminated, the terms of the Plan will, notwithstanding such termination, continue to apply to awards granted prior to such termination.

Registration of Underlying Common Stock

Subject to the approval of the Company's shareholders of this Proposal 3, it is currently contemplated that at the appropriate time the Company will file a registration statement on Form S-8 in order to register the additional 210,500 shares of Common Stock, which represents approximately 23.95% of our issued and outstanding common stock, that will be reserved as additional shares of Common Stock for issuance under the Plan, as amended.

Certain Federal Income Tax Consequences

The following is a brief summary of some of the United States federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be complete and does not describe foreign, state or local tax consequences. It is not intended as tax guidance to participants in the Plan.

Tax Consequences to Participants

Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a Non-Qualified Stock Option is granted; (ii) at the time of exercise of a Non-Qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the excess, if any, of the fair market value of the shares, if unrestricted, on the date of exercise over the option price; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Non-Qualified Stock Option, appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of our Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of our Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a Tandem Stock Appreciation Right or a Nontandem Stock Appreciation Right. When the Stock Appreciate Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received on the exercise.

Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the "Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Performance Awards (Performance Shares and Performance Units). No income generally will be recognized upon the grant of performance awards. Upon payment in respect of the earn-out of performance awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of our Common Stock received.

Unrestricted Shares. The recipient of Unrestricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Unrestricted Shares, reduced by any amount paid by the participant for such Unrestricted Shares.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Compliance with Section 162(m) of the Code

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “Act”), which significantly changes the executive compensation deduction rules in Section 162(m) of the Code. Prior to the Act, Section 162(m) of the Code limited the amount of compensation the Company could deduct in any one year for federal income tax purposes to $1 million for compensation paid to the CEO and our next three highest paid officers serving on the last day of the year (but not including the CFO) unless the compensation qualified as “performance-based compensation” for purposes of Section 162(m). The Act repeals the “performance-based compensation” exception and, as a result, starting with tax years beginning after December 31, 2017, compensation paid to any individual serving as a named executive officer (including the CFO) at any time during the year in excess of $1 million will not be deductible unless it qualifies for the Act’s transition relief applicable to binding written agreements that were in effect on November 2, 2017 and not materially modified thereafter.

The Plan included provisions that allowed us to make awards, when feasible, that were intended to comply with the “performance-based compensation” exemption to Section 162(m) so that the compensation was deductible to us. Despite these efforts, due to the ambiguities and uncertainties as to the application and interpretation of Section 162(m), including the uncertain scope of the transition relief available under the Act, no assurance can be given that compensation originally intended to satisfy the “performance-based compensation” exception will, in fact, satisfy such requirements.

As in prior years, we continue to believe that, in certain circumstances, factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of our company and our stockholders. Accordingly, the compensation committee may from time to time deem it appropriate to approve elements of compensation for certain executive officers that are not fully tax deductible which might include, the approval of amendments to agreements that were initially intended to qualify as “performance-based compensation” if the compensation committee determines such amendments are in the best interests of our Company and our stockholders.

In the future, the compensation committee will continue to monitor the impact that the Act will have on the Company’s compensation programs and contracts, including whether and to what extent our existing contracts and programs qualify for the transition relief described above.

Compliance with Section 409A of the Code

To the extent applicable, it is intended that the Plan and any grants made thereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Plan and any grants made under the Plan will be administered in a manner consistent with this intent.

New Plan Benefit Table

Benefits under the Plan are discretionary, to be determined by the compensation committee of the Board. Consequently, it is not possible to determine the future benefits that will be received by Plan participants.

Proposed Amendment to the Plan

The Board has reviewed the number of shares covered by, and reserved for issuance under, the Plan, and has determined that it is appropriate to increase the number of shares of Common Stock authorized for issuance under the Plan. Since the adoption of the Plan, 950,000 shares have been issued upon a grant under the Plan (reflects (i) rescission of 15,960 shares; and (ii) forfeiture of 21,937 shares which, per the terms of the Plan, became available for subsequent awards under the Plan). The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan.

Therefore, the Board has approved the proposed amendment to the Plan that would increase the number of shares authorized for issuance under the Plan from 950,000 shares by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock.

Such amendment will enable the Company to make grants under the Plan to directors, employees (including officers), independent contractors, and other persons who provide services to us.

Required Vote

Proposal 2 will be approved if the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the proposal vote for approval of Proposal 2. Abstentions and broker non-votes are not counted in determining the number of shares voted for or against Proposal 2. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote against Proposal 2.

The Board recommends a vote FOR approval of the Amendment to Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan by 210,500 shares of Common Stock.

PROPOSAL 3

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO OLEG FIRER AS A PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Company shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the compensation committee of the Board awarded to Oleg Firer, the Chief Executive Officer of the Company, 119,361 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Oleg Firer of such restricted shares.

If the stockholders do not approve this Proposal 3, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 3, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 3 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 3. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 3.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 119,361 restricted shares of Company common stock to Oleg Firer as a performance bonus.

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO STEVEN WOLBERG AS PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Compensation Committee awarded to Steven Wolberg, the Chief Legal Officer of the Company, 12,287 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Steven Wolberg of such restricted shares.

If the stockholders do not approve this Proposal 4, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 4, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 4 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 4. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 4.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 12,287 restricted shares of Company common stock to Steven Wolberg as performance bonus.

PROPOSAL 5

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO JEFFREY GINSBERG AS PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Compensation Committee awarded to Jeffrey Ginsberg, the Chief Financial Officer of the Company, 4,824 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Jeffrey Ginsberg of such restricted shares.

If the stockholders do not approve this Proposal 5, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 5, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 5 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 5. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 5.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 4,824 restricted shares of Company common stock to Jeffrey Ginsberg as performance bonus.

PROPOSAL 6

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO ANDREY KROTOV AS PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Compensation Committee awarded to Andrey Krotov, the Chief Technology Officer of the Company, 3,909 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Andrey Krotov of such restricted shares.

If the stockholders do not approve this Proposal 6, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 6, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 6 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 6. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 6.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 3.909 restricted shares of Company common stock to Andrey Krotov as performance bonus.

PROPOSAL 7

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO VLAD SADOVSKIY AS PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Compensation Committee awarded to Vlad Sadovskiy, President of Unified Payments, the Company’s subsidiary, 13,107 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Vlad Sadovskiy of such restricted shares.

If the stockholders do not approve this Proposal 7, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 7, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 7 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 7. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 7.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 13,107 restricted shares of Company common stock to Vlad Sadovskiy as performance bonus.

PROPOSAL 8

APPROVAL OF THE ISSUANCE OF RESTRICTED SHARES OF COMMON STOCK TO ASAPH PANARINAS PERFORMANCE BONUS

Overview

On August 28, 2020, in reliance on applicable exemption from the securities laws registration requirements and subject to the Corporation shareholders’ approval for purposes of compliance with the Nasdaq Rule 5635(c), the Compensation Committee awarded to Asaph Panarin, the in-house counsel of the Company in Russia of the Company, 8,730 restricted shares of the Company common stock as performance bonus. Such restricted shares will be not issued and will be deemed forfeited if such shareholders’ approval is not obtained until March 31, 2021.

Why We Need Stockholder Approval

Our Common Stock is listed on The NASDAQ Capital Market. As a result, we are subject to NASDAQ’s rules and regulations. Under NASDAQ Listing Rule 5635, we are required to obtain stockholder approval prior to the issuance to Asaph Panarin of such restricted shares.

If the stockholders do not approve this Proposal 8, then such restricted shares will not be issued and will be deemed forfeited.

Moreover, if the stockholders do not approve this Proposal 8, then it may be difficult for the Company to incentivize its executive officers or encourage qualified persons to seek and accept employment with the Company and its subsidiaries and to become and remain directors of the Company.

Required Vote of Stockholders

Approval of this Proposal 8 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 8. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 8.

The Board recommends a vote “FOR” the proposal to authorize the issuance of 8,730 restricted shares of Company common stock to Asaph Panarin as performance bonus.

PROPOSAL 9

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed and the Board has affirmed Daszkal Bolton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Daszkal Bolton LLP also served as the Company's auditor for the years ended December 31, 2019, December 31, 2018, December 31, 2017, December 31, 2016 and December 31, 2015.

Although ratification of the Company’s independent accounting firm by stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Daszkal Bolton LLP, the audit committee may reconsider its selection. Daszkal Bolton LLP has audited the Company’s financial statements since 2014. No representative of Daszkal Bolton LLP is expected to be present at the Annual Meeting.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Daszkal Bolton LLP.

	Years Ended December 31,
	2019	2018
Audit Fees (1)	$390,000	$390,000
Audit Related Fees (2)	$0	$0
Tax Fees	$19,800	$25,500
All Other Fees	-	-
Total	$409,800	$415,000

(1)      Audit fees primarily represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of quarterly financial statements, review of SEC Forms 10-K, 10-Q and 8-K and other services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)     Audit-related fees represent fees reasonably related to the performance of the audit or review of the Company’s financial statements not reported under “Audit Fees” above.

Audit Committee Pre-Approval Policy

The audit committee of the Board pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent registered public accounting firm to render an audit or permissible non-audit services, the audit committee specifically approves the engagement of our independent registered public accounting firm. As such, the engagement of Daszkal Bolton LLP to render audit services, audit related services and other services was approved by the audit committee in advance of the rendering of the services.

Audit Committee Report

See Audit Committee Report beginning on page 14 of this proxy statement. Such report is incorporated herein by this reference.

Required Vote of Shareholders

Approval of this Proposal 9 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 9. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 9.

The Board recommends a vote “FOR” the proposal to ratify the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL 10

APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the rules promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests.

We believe that the Company’s executive compensation programs have been effective in incentivizing the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you, as a stockholder, the opportunity to express your views regarding our fiscal year 2019 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this Proxy Statement.

Accordingly, we recommend that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the summary compensation tables and related narrative information set forth in this proxy statement.

Although this is an advisory vote that will not be binding on the compensation committee or the Board, we will carefully review the results of the vote.

We currently hold our say-on-pay vote every three years and the next vote will be in 2023. Stockholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2023.

Required Vote of Stockholders

Approval of this Proposal 10 requires the affirmative vote of a majority of our capital stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal 10. Unless instructions to the contrary are specified in a properly executed and returned proxy, the proxy holders will vote the proxies received by them “FOR” this Proposal 10.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

PROPOSAL 11

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES

ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

As described in Proposal 6 above, Section 14A of the Exchange Act requires that, not less frequently than once every three years, a proxy statement for a meeting of shareholders which is required to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to approve the compensation of executives. Section 14A of the Exchange Act also requires that, not less frequently than once every six years, a proxy statement for a meeting of shareholders which is required to include disclosure of executive compensation must include a separate resolution subject to shareholder vote to determine whether the votes on resolutions approving executive compensation will occur every year, every two years or every three years.

The Board of Directors currently believes that an advisory shareholder vote to approve executive compensation should be conducted every three years. The Board believes this period is most consistent with the Company's compensation objectives since our executive compensation program is intended to encourage long-term performance and a three-year voting cycle will provide shareholders with sufficient time to evaluate the effectiveness of our executive compensation program. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors such as the outcome of the shareholder vote on this proposal, discussions with shareholders and/or the adoption of material changes to the Company's executive compensation program. As an advisory vote, this proposal is not binding upon the Company. However, the compensation committee values the opinions expressed by shareholders in these votes and will consider the outcome of these votes when making future compensation decisions for named executive officers.

The form of proxy for the Company's 2020 annual meeting of shareholders enables shareholders to vote, by checking the appropriate box, to have the vote on executive compensation take place every one year, every two years or every three years, or to abstain from voting. We will view whichever of one year, two years or three years receives the greatest number of votes as being the frequency that is favored by our shareholders. As a result, abstentions and broker non-votes have no effect on Proposal 11.

The Board recommends a vote in favor of our having an advisory vote to approve executive compensation every THREE years.

SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2021 annual meeting of shareholders must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160, generally no later than July 2, 2021 in order to receive consideration for inclusion in the Company's 2020 proxy materials. However, if next year's annual meeting is to be held more than 30 days before or 30 days after the anniversary of this year's annual meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our 2021 proxy materials. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act.

Notice of proposals to be considered at next year's meeting but not included in the proxy statement must meet the requirements set forth in the Company's bylaws, including providing all of the information specified in the bylaws. The notice must be submitted to the Secretary of the Company, at the principal executive offices of the Company, 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160. Each proposal submitted must be a proper subject for shareholder action at the meeting. The notice generally must be received not less than 60 days nor more than 90 days prior to the first anniversary of this year's annual meeting. However, if next year's annual meeting is to be held more than 30 days before or 60 days after the anniversary of this year's annual meeting, notice must be received no later than the later of 70 days prior to the date of the meeting or the 10th day following the Company's public announcement of next year's annual meeting date.

OTHER MATTERS

EACH PERSON SOLICITED MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITH EXHIBITS) FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2019, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO THE ATTENTION OF THE SECRETARY OF THE COMPANY, AT THE COMPANY'S EXECUTIVE OFFICES LOCATED AT 3363 NE 163RD STREET, SUITE 705, NORTH MIAMI BEACH, FLORIDA 33160.

Appendix "A"

AMENDMENT

TO THE NET ELEMENT INTERNATIONAL, INC.

2013 EQUITY INCENTIVE PLAN

THIS AMENDMENT amends the Net Element, Inc. (the “Company”) 2013 Equity Incentive Plan, as amended (the “Plan”).

The Plan is hereby amended, effective as of __________ 20__, as follows:

1.      The first sentence of Section 2.2 of the Plan is hereby amended and restated in its entirety to be and read as follows: “The maximum aggregate number of shares of Common Stock available to be awarded under the Plan is 1,160,500 shares of Common Stock (subject to adjustment pursuant to Article 14 hereof).”

2.      The second sentence of Section 5.4 of the Plan is hereby amended and restated in its entirety to be and read as follows: “Solely for purposes of determining whether shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 1,160,500 shares of Common Stock, subject to adjustment provided in Article 14.”

3.      All other provisions of the Plan shall remain in full force and effect.

4.      This Amendment was approved by the Board of Directors of the Company on ________, 2020 and by the holders of a majority of the Company’s outstanding shares of capital stock on ________, 2020.

IN WITNESS WHEREOF, the Company has caused this amendment to be signed this ____ day of __________, 2020.

NET ELEMENT, INC., a Delaware corporation

By:
Name:
Title:

NET ELEMENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

December 1, 2020

Notice of Internet Availability of Proxy Materials

Proxy materials relating to the Annual Meeting of Shareholders are available at

http://www.cstproxy.com/netelement/2020

The undersigned shareholder(s) of Net Element, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Oleg Firer and Jeffrey Ginsberg, or either of them, as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of the Company that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held be held on December 1, 2020, at 11:00 am, local time, at 3363 NE 163rd Street, Suite 705, North Miami Beach, Florida 33160 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE COMPANY'S DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8, 9, 10 AND FOR THREE YEARS ON PROPOSAL 11.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors Nominees		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
01 Oleg Firer 02 John Roland	03 Jon Najarian 04 Todd Raarup

The Board of Directors recommends that you vote FOR the following proposal:

2.

To approve an amendment to the Company’s 2013 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of Common Stock authorized for issuance under the Plan by 210,500 shares of Common Stock resulting (if such increase is authorized by the shareholders) in the aggregate 1,160,500 shares authorized for issuance under the Plan, which represents in the aggregate approximately 23.95% of our issued and outstanding Common Stock.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

3.

To approve the issuance by the Company of 119,361 restricted shares of Common Stock to the Company’s Chief Executive Officer, Oleg Firer as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

4.

To approve the issuance by the Company of 12,287 restricted shares of Common Stock to the Company’s Chief Legal Officer, Steven Wolberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

5.

To approve the issuance by the Company of 4,824 restricted shares of Common Stock to the Company’s Chief Financial Officer, Jeffrey Ginsberg as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

6.

To approve the issuance by the Company of 3,909 restricted shares of Common Stock to the Company’s Chief Technology Officer, Andrey Krotov as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

7.

To approve the issuance by the Company of 13,107 restricted shares of Common Stock to President of Unified Payments, the Company’s subsidiary, Vlad Sadovskiy as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

8.

To approve the issuance by the Company of 8,730 restricted shares of Common Stock to the Company’s in-house counsel in Russia, Asaph Panarin as a performance bonus, as required by and in accordance with NASDAQ Listing Rule 5635.

	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

9.	To ratify the selection of Daszkal Bolton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote FOR the following proposal:

10.	To approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers.	For ☐	Against ☐	Abstain ☐

The Board of Directors recommends that you vote THREE YEARS ON PROPOSAL YEARS on the following proposal:

11.	To approve, on an advisory (nonbinding) basis, the frequency of advisory votes on the compensation of the Company's named executive officers.	Three Years ☐	Two Years ☐	One Year ☐	Abstain ☐

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business that may properly come before the annual meeting or any postponement or adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, corporation, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by other authorized officer. If a partnership, please sign in partnership name by authorized person.